Exhibit 3.69

BYLAWS

OF

Quad/Argentina, Inc.

(a Delaware corporation)

Effective 4/96

ARTICLE I.  OFFICES

1.01.                     Registered Office.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.02.                     Principal Business Office.  The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II.  STOCKHOLDERS

2.01.                     Place of Meeting.  All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in duly executed waiver of notice thereof.

2.02.                     Annual Meeting.  Annual meetings of stockholders shall be held on such date as determined annually by the President or the Board of Directors, with the Board of Directors’ decision controlling.  At such annual meeting, the stockholders shall elect by a plurality vote, by written ballot, a Board of Directors and shall transact such other business as may properly be brought before the meeting.

2.03.                     Notice of Meeting.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

2.04.       Closing of Transfer Books or Fixing Record Date.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.05.                     Special Meeting.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

2.06.                     Notice of Meeting.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.  The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.07.                     Quorum.  Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.08.                     Voting of Shares.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

At all elections of directors of the corporation each stockholder having voting power shall be entitled to exercise the right of cumulative voting as provided in the Certificate of Incorporation.

2.09.                     Action By Written Consent.  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.                   DIRECTORS

3.01.                     General Powers and Number.  The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders or by others.

The number of directors which shall constitute the whole Board shall be one (1).  The directors shall be elected at the annual meeting of the stockholders, except as provided in

Section 3.02 of this Article, and each director elected shall hold office until his or her successor is elected and qualified or until his or her prior death, resignation or removal.  The number of directors may be increased or decreased from time to time by amendment to this Section, adopted by the stockholders or Board of Directors, but no decrease shall have the effect of shortening the term of an incumbent director.  Directors need not be stockholders.

3.02.                     Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining direc tor, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

3.03.                     Annual Meeting.  The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

3.04.                     Regular Meetings.  Regular meetings of the Board of Directors may be held within or without the State of Delaware without notice, at such time and at such place as shall from time to time be determined by the Board.

3.05.                     Special Meetings.  Special meetings of the Board may be held within or without the State of Delaware and may be called by the president on forty-eight hours notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

3.06.                     Quorum.  At all meetings a majority of the number of directors as provided in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.07.                     Action By Unanimous Written Consent.  Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee.

3.08.                     Participation By Conference Telephone.  Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.09.                     Committees of Directors.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of directors when required.

3.10.                     Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.11.                     Removal of Directors.  Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV.                    NOTICES

4.01.                     Notice.  Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram.

4.02.                     Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V.  OFFICERS

5.01.                     Number.  The officers of the corporation shall be chosen by the Board of Directors and shall be a president, a vice president, a secretary and a treasurer.  The Board of Directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

5.02.                     Election and Term of Office.  The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice presidents, a secretary and a treasurer.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

5.03.                     The President.  The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The president shall direct the affairs and policies of the corporation, subject to any direction which may be given by the Board of Directors.  The president shall have authority to designate the duties and powers of the officers and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with applicable laws, these bylaws, or action of the Board of Directors.  The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

5.04.                     The Vice Presidents.  In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.05.                     The Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the corporation and the Secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it. When so affixed, the corporate seal may be attested by the Secretary’s signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

5.06.                     The Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under his or her control belonging to the corporation.

5.07.                     Assistant Secretaries and Assistant Treasurers. There shall be such number of assistant secretaries and assistant treasurers as the Board of Directors may appoint as it shall deem necessary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of

Directors, and shall, in the absence of the secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The assistant secretary or assistant treasurer, in general, shall, in the absence of the secretary or treasurer, as appropriate, or in the event of their inability or refusal to act, perform the duties and exercise the powers of the secretary or treasurer, as appropriate, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.08.                     Other Assistants and Acting Officers. The Board of Directors may, from time to time appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

5.09.                     Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

ARTICLE VI.

CERTIFICATE FOR SHARES OF STOCK

AND THEIR TRANSFER

6.01.                     Certificate for Shares. The shares of the corporation may be represented by a certificate or may be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice chairman of the Board of Directors, if any, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.02.                     Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if that person were such officer, transfer agent or registrar at the date of issue.

6.03.                     Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.04.                     Transfers of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

6.05.                     Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

7.01.                     Indemnification. The corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person, his or her testator or intestate, is or was a director or officer of the corporation or any predecessor of the corporation, or served any other enterprise as a director or officer at the request of the corporation or any predecessor of the corporation.

7.02                        General. The foregoing provisions of this Article VII shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VII.

The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that the person, his or her testator or intestate, is or was an employee of the corporation.

ARTICLE VIII.          GENERAL PROVISIONS

8.01.                     Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of

Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

8.02.                     Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

8.03.       Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

8.04.                     Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

8.05.                     Seal. The corporation may have a seal which shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX.  AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

BE IT RESOLVED, that Section 2.04. of the Bylaws shall hereby be amended and shall state in its entirety as follows:

2.04.                     Closing of Transfer Books or Fixing Record Date.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If no record date is fixed, the record date for determining:

a.                   Stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or if notice is waived at the close of business on the day next preceding the day on which the meeting is held;

b.                   Stockholders entitled to express consent to a corporate action in writing without meeting shall be the day on which the first written consent is expressed; or

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c.                    Stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

BE IT RESOLVED, that Section 4.02. of the Bylaws shall hereby be amended and shall state in its entirety as follows:

4.02.           Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends for the express purpose of objecting to the transaction of any business. Neither the business nor purpose of any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in the waiver.

BE IT RESOLVED, that Article VII of the Bylaws shall hereby be amended and shall state in its entirety as follows:

ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

7.01.                     Mandatory Indemnification.   (a)     In all cases other than those set forth in Section 7.01(b) hereof and subject to the conditions and limitation set forth hereinafter in this Article VII, the corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any Action (other than a Derivative Action) (see Section 7.15 hereof for definitions of capitalized terms used in this Article VII) by reason of the fact that he or she is or was an Executive, or is or was serving at the request of the corporation as an Executive of another corporation, partnership, joint venture, trust or other enterprise and/or as to acts performed in the course of such Executive’s duties to the corporation and/or an Affiliate, against Liabilities and Expenses actually and reasonably incurred by or on behalf of an Executive in connection with such Action, provided that he or she did not act in a manner which constitutes Nonindemnifiable Conduct. Termination of any Action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person’s actions constituted Nonindemnifiable Conduct.

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(b)                                 The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Executive of the corporation, or is or was serving at the request of the corporation as an executive of another corporation, partnership, joint venture, trust or other enterprise against Expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such Action or suit if his or her actions do not constitute Nonindemnifiable Conduct and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such Action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery or such other court shall deem proper.

(c)               To the extent an Executive has been successful on the merits or otherwise in connection with any Action referred to in subsections (a) and (b) of this section, or in the defense of any such Action, he or she shall be indemnified by the corporation against Liabilities and Expenses actually and reasonably incurred by or on behalf of him or her in connection therewith. The corporation shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 7.02), or to such other person or entity as the Executive may designate in writing to the corporation, within ten (10) days after the receipt of the Executive’s written request therefor, without regard to the provisions of Section 7.03. In the event the corporation refuses to pay such requested Expenses, the Executive may petition a court to order the corporation to make such payment pursuant to Section 7.04.

(d)              Notwithstanding any other provision contained in this Article VII to the contrary, the corporation shall not:

(1)              Indemnify against Liabilities or advance Expenses to an Executive with respect to any Action initiated or brought voluntarily by the Executive and not by way of defense, except with respect to Actions:

(A)              brought to establish or enforce a right to indemnification against Liabilities and/or an advance of Expenses under Section 7.04 of this Article VII, under the Statute as it may then be in effect, under any other applicable statute or law or otherwise as required;

(B)              initiated or brought voluntarily by an Executive to the extent such Executive is successful on the merits or otherwise in connection with such an Action; or

(C)              as to which the Board determines it is appropriate.

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(2)              indemnify an Executive against judgments, fines or penalties incurred in a Derivative Action if the Executive is finally adjudged liable to the corporation by a court (unless the court before which such Derivative Action was brought determines that the Executive is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

(3)              indemnify an Executive under this Article VII for any amounts paid in settlement of any Action effected without the corporation’s written consent.

The corporation shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive’s written consent. Neither the corporation nor the Executive shall unreasonably withhold their consent to any proposed settlement.

(e)               An Executive’s conduct with respect to an employee benefit plan sponsored by or otherwise associated with the corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the corporation or an Affiliate, as the case may be.

7.02.                     Advance for Expenses.  (a) The corporation shall pay to an Executive, or to such other person or entity as the Executive may designate in writing to the corporation, his or her reasonable Expenses incurred by or on behalf of such Executive in connection with any Action, in advance of the final disposition or conclusion of any such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of the Executive’s written request therefor; such Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate; provided, the following conditions are satisfied:

(1)              the Executive furnishes to the corporation an executed written certificate affirming his or her good faith belief that his or her actions did not constitute Nonindemnifiable Conduct; and

(2)              the Executive furnishes to the corporation an executed undertaking to repay any advances made under this Section 7.02 if it is ultimately determined that he or she is not entitled to be indemnified by the corporation for such Expenses pursuant to this Article VII.

(b)              If the corporation makes an advance of Expenses to an Executive pursuant to this section 7.02, the corporation shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the corporation has purchased insurance for such purpose.

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7.03.                     Determination of Right to Indemnification.  (a) Except as otherwise set forth in this Section 7.03 or in Section 7.01(d), any indemnification to be provided to an Executive by the corporation under Sections 7.01(a) and 7.01(b) of this Article VII, unless otherwise ordered by a court, shall be paid by the corporation (only as authorized in the specific case upon a determination that indemnification of the Executive is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.01(a) and 7.01(b) of this section) to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 7.02), or to such other person or entity as the Executive may designate in writing to the corporation, within sixty (60) days after the receipt of the Executive’s written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 7.03(a). A determination as to indemnification shall be made (1) by a majority vote of the directors who are not parties to such Action, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

(b)              In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in Nonindemnifiable Conduct and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation or such other party challenging the payment of indemnification.

(c)               The Authority shall make its determination hereunder within sixty (60) days of being selected and shall simultaneously submit a written statement of its conclusions to both the corporation and the Executive.

(d)              If the Authority determines that an Executive is entitled to be indemnified for any amounts pursuant to this Article VII, the corporation shall pay such amount to the Executive (net of all Expenses, if any, previously advances to the Executive pursuant to Section 7.02) or to such other person or entity as the Executive may designate in writing to the corporation, within ten (10) days of receipt of such statement.

(e)               The Expenses associated with the indemnification process set forth in this Section 7.03, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the corporation.

7.04.                     Court-Ordered Indemnification and Advance for Expenses.  (a) An executive may, either before or after a determination, if any, has been made by the Authority, petition the court before which such Action was brought or any other court of competent jurisdiction to independently determine whether or not he or she is entitled to indemnification under the provisions of this Article VII. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. An Executive may petition a

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court under this Section 7.04 either to seek an initial determination of the Executive’s right to indemnification, as authorized by Section 7.03(d), or to seek the court’s review of a previous determination made by the Authority.

(b)              The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Executive has not engaged in Nonindemnifiable Conduct and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation or such other party challenging the payment of indemnification.

(c)                                  The court shall order indemnification if it determines any of the following:

(1)                                 That the Executive is entitled to indemnification under Section 7.01. If the court also determines that the corporation unreasonably refused the Executive’s request for indemnification, the court shall order the corporation to pay the Executive’s reasonable expenses incurred to obtain the court-ordered indemnification.

(2)              In the event the court determines that an Executive has engaged in Nonindemnifiable Conduct, it may nonetheless order indemnification to be paid by the corporation if it determines that the Executive is fairly and reasonably entitled to indemnification in view of all of the circumstances of such Action.

(d)              In the event the corporation does not (i) advance Expenses to the Executive within ten (10) days of such Executive’s compliance with Section 7.02; or (ii) indemnify an Executive with respect to requested Expenses under Section 7.01(c) within ten (10) days of such Executive’s written request therefor, the Executive may petition the court before which such Action was brought, if any, or any other court of competent jurisdiction, to order the corporation to pay such reasonable Expenses immediately. Such court, after giving any notice it considers necessary, shall order the corporation to pay such Expenses if it determines that the Executive has complied with the applicable provisions of Section 7.02 or 7.01(c), as the case may be.

(e)               If the court determines pursuant to this Section 7.04 that the Executive is entitled to be indemnified for any Liabilities and/or Expenses, or to the advance of Expenses, unless otherwise ordered by such court, the corporation shall pay such Liabilities and/or Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 7.02), or to such other person or entity as the Executive may designate in writing to the corporation, within ten (10) days of the rendering of such determination.

(f)                An Executive shall pay all Expenses incurred by such Executive in connection with the judicial determination provided in this Section 7.04, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be

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indemnified by, or to receive an advance from, the corporation as authorized by this Article VII. All Expenses incurred by an Executive in connection with any subsequent appeal of the judicial determination provided for in this Section 7.04 shall be paid by the Executive regardless of the disposition of such appeal.

7.05.                     Insurance; Subrogation. (a) The corporation may purchase and maintain insurance on behalf of any person who is or was an Executive of the corporation, and/or is or was serving as an Executive of an Affiliate, against Liabilities and/or Expenses asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such an Executive, whether or not the corporation would have the power to indemnify him or her against such Liabilities and/or Expenses under this Article VII or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the corporation and/or any Executive under this Article VII. Such insurance may, but need not, be for the benefit of all Executives of the corporation and those serving as an Executive of an Affiliate.

(b)              If an Executive shall receive payment from any insurance carrier or from the plaintiff in any Action against such Executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the corporation pursuant to this Article VII, such Executive shall promptly reimburse the corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the corporation to such Executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible, retention or co-insurance amounts, shall not be deemed to be payments to such Executive hereunder.

(c)               Upon payment of indemnified amounts under this Article VII, the corporation shall be subrogated to such Executive’s rights against any insurance carrier in respect of such indemnified amounts and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the corporation shall deem necessary or advisable to secure such rights. The Executive shall do nothing to prejudice such rights of recovery or subrogation.

7.06.                     Witness Expenses. The corporation shall advance or reimburse any and all reasonable Expenses incurred by or on behalf of an Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten (10) days after the receipt of an Executive’s written request therefor.

7.07.                     Severability. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravene public policy, this Article VII shall be construed so that the

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remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further Action or deed by or on behalf of the corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify and hold harmless an Executive as to Liabilities and reasonable Expenses with respect to any Action to the fullest extent required or permitted by any applicable provision of this Article VII that shall not have been invalidated.

7.08.                     Nonexclusivitv of Article VII. The right to indemnification and advancement of Expenses provided to an Executive by this Article VII shall not be deemed exclusive of any other rights to indemnification and/or advancement of Expenses which any Executive of the corporation and/or of an Affiliate may be entitled under any charter provision, written agreement, resolution, vote of stockholders or disinterested directors of the corporation or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her official capacity as such Executive of the corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the corporation would have the power to indemnify and/or advance Expenses to the Executive under this Article VII or under the statute; provided that it is not determined that the Executive has engaged in Nonindemnifiable Conduct.

7.09.                     Notice to the Corporation; Defense of Actions. An Executive shall promptly notify the corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification or advancement of Expenses hereunder, but the omission so to notify the corporation will not relieve the corporation from any liability which it may have to the Executive otherwise than under this Article VII unless the corporation shall have been irreparably prejudiced by such omission.

7.10.                     Continuity of Rights and Obligations. The terms and provisions of this Article VII shall continue as to an Executive subsequent to his or her Termination Date and such terms and provisions shall inure to the benefit of the heirs, estate, executors and administrators of such Executive and the successors and assigns of the corporation, including, without limitation, any successor to the corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the corporation. Except as provided herein, all rights and obligations of the corporation and the Executive hereunder shall continues in full force and effect despite the subsequent amendment or modification of the corporation’s certificate of incorporation, as it is in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the corporation and/or of the Executive hereunder.

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7.11.                     Amendment. This Article VII may only be altered, amended or repealed by the affirmative vote of two-thirds of the votes of the corporation so entitled to be cast; provided, however, that the Board may alter or amend this Article VII, without such stockholder approval, if any such alteration or amendment:

(a)              is made in order to conform to any amendment or revision of the Delaware General Corporation Law, including, without limitation, the Statute, which (i) expands or permits the expansion of an Executive’s right to indemnification thereunder; (ii) limits or eliminates, or permits the limitation or elimination, of the liability of the Executives; or (iii) is otherwise beneficial to the Executives; or

(b)              in the sole judgment and discretion of the Board, does not materially adversely affect the rights and protections of the stockholders of the corporation.

Any repeal, modification or amendment of this Article VII shall not adversely affect any rights or protections of an Executive existing under this Article VII immediately prior to the time of such repeal, modification or amendment.

7.12.                     Certain Definitions. The following terms as used in this Article VII shall be defined as follows:

(a)                    “Action(s)” shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, Federal state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and/or whether formal or informal.

(b)                    “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

(c)                     “Authority” shall mean the independent legal counsel or a majority of disinterested directors or stockholders selected under Section 7.03 hereof.

(d)                    “Board” shall mean the Board of Directors of the corporation.

(e)                     “Derivative Action” shall mean any Action brought by or in the right of the corporation and/or an Affiliate.

(f)                      “Executive(s)” shall mean any individual who is, was or has agreed to become a director, officer, employee or agent of the corporation and/or an Affiliate.

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(g)                     “Expenses” shall include, without limitation, any and all expenses, fees, costs, charges, attorneys’ fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the corporation, any Affiliate, any third party or other entity and any and all other direct and indirect costs of any type or nature whatsoever.

(h)                    “Liabilities” shall include, without limitation, the obligation to pay judgments, settlements, penalties, assessments, forfeitures or fines, and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all other liabilities of every type or nature whatsoever, including reasonable Expenses.

(i)                        “Nonindemnifiable Conduct” shall mean actions not taken in good faith nor in a manner the Executive reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(j)                       “Official capacity” shall mean the office of director or officer in the corporation, membership on any committee of directors, any other offices in the corporation held by an Executive and any other employment or agency relationship between the Executive and the corporation and “official capacity”, as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(k)                    “Statute” shall mean Delaware General Corporation Law Section 145 (or any successor provision).

(l)                        “Termination Date” shall mean the date an Executive ceases, for whatever reason, to serve in an employment relationship with the Company and/or any Affiliate.

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